UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 13, 2009

Nexstar Broadcasting Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50478	23-3083125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5215 N. O’Connor Boulevard

Suite 1400

Irving, Texas 75039

(Address of Principal Executive Offices, including Zip Code)

(972) 373-8800

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2009, Nexstar Broadcasting Group, Inc. (“Nexstar”) issued a press release announcing that, effective August 3, 2009, it is appointing Thomas E. Carter as Chief Financial Officer of the Company. Mr. Carter will assume the CFO position from Shirley E. Green, who has served as the Company’s Interim CFO since May 11, 2009 and who will continue as Nexstar’s Vice President, Controller and Secretary.

Prior to joining Nexstar, Mr. Carter, 51, most recently served as Managing Director, Media Telecom Corporate Investment Banking at Banc of America Securities, which he joined in 1985. In this position, he acted as the senior banker responsible for delivering bank products and services including M&A, private and public equity, high-yield debt, fixed income derivatives, syndicated financial products and treasury management for selected clients across the broadcasting, cable, publishing and media industries, including Nexstar. Mr. Carter began his banking career in 1980, serving for five years in various roles in Corporate and International Banking at a predecessor to JPMorgan Chase.

Under the terms of Mr. Carter’s employment agreement, which is dated July 13, 2009, Mr. Carter will receive an annual base salary as set forth below:

Period	Base Salary
From August 3, 2009 through August 2, 2010	$390,000
From August 3, 2010 through August 2, 2011	$400,000
From August 3, 2011 through August 2, 2012	$410,000
From August 3, 2012 through August 2, 2013	$420,000
After August 3, 2013	$430,000

In addition, Mr. Carter is eligible to receive a discretionary annual bonus targeted at 50% of his annual base salary, which is determined by the achievement of certain criteria established by the CEO and the Compensation Committee of the Board of Directors of the Company. Mr. Carter is further granted a nonqualified stock option, under the Company’s equity incentive plan, to purchase 100,000 shares of the Company’s common stock at an exercise price per share equal to the closing price of the Company’s common stock on August 3, 2009 (the “Grant Date”). The option will vest and become exercisable 20% per year beginning on the first anniversary of the Grant Date. The option expires ten years from the Grant Date.

Pursuant to the terms of the employment agreement, Mr. Carter is entitled to severance benefits in the event that either the Company terminates him without cause or he resigns for good reason. The severance amount consists of one year of Mr. Carter’s annual base salary and paid COBRA premiums for the one year period following termination.

Mr. Carter’s employment is at will. Mr. Carter will not be allowed to compete with Nexstar and its business during his employment with the Company and for a one-year period thereafter.

There are no family relationships between Mr. Carter and any director or executive officer of Nexstar and no arrangement or understanding, outside of the employment agreement, pursuant to which Mr. Carter was appointed as Chief Financial Officer of the Company.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 14, 2009 announcing appointment of Thomas E. Carter as Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXSTAR BROADCASTING GROUP, INC.
Dated: July 17, 2009

/s/ Elizabeth Hammond
	Name:	Elizabeth Hammond
	Title:	Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 14, 2009 announcing appointment of Thomas E. Carter as Chief Financial Officer